UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

Light & Wonder, Inc.
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)

001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

☐          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2022, Light & Wonder, Inc. (formerly known as Scientific Games Corporation), a Nevada corporation (the “Company”), entered into Amendment No. 1 to the Equity Purchase Agreement (the “Amendment”) with Endeavor Operating Company, LLC, a Delaware limited liability company (“Endeavor”), and Endeavor Group Holdings, Inc., a Delaware corporation (“Endeavor Holdings”), amending that certain Equity Purchase Agreement (the “Original Purchase Agreement”, and as amended by the Amendment, the “Purchase Agreement”), by and among the Company, Endeavor and, solely with respect to certain sections therein, Endeavor Holdings. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Endeavor agreed to acquire from the Company, and certain of its subsidiaries, all of the issued and outstanding equity interests of the companies (the “Transaction”) which together constitute the Company’s Sports Betting business (the “Sports Betting Business”). Capitalized terms not otherwise defined herein have the meaning set forth in the Purchase Agreement.

The Amendment, which has been approved by the Board of Directors of the Company, provides that, among other things, (i) the Cash Consideration payable in the Transaction is reduced from $1 billion to $750 million, subject to certain customary adjustments as set forth in the Purchase Agreement, and the Stock Consideration is reduced from 7,605,199 shares of Class A common stock, par value $0.00001, of Endeavor Holdings (“Endeavor Common Stock”), with a market value of $200 million based on the volume weighted average price of Endeavor Common Stock in the twenty days ending on September 24, 2021, to 2,305,794 shares of Endeavor Common Stock, with a market value of $50 million based on the volume weighted average price of Endeavor Common Stock in the twenty days before the date of the Amendment; (ii) Endeavor will waive the closing condition requiring regulatory approval by the Nevada Gaming Control Board, if required; and (iii) the Outside Date of the Purchase Agreement is extended to December 30, 2022 if certain conditions to closing are not met by September 27, 2022.

Pursuant to the Amendment, Endeavor also unconditionally and irrevocably (i) waived the conditions to closing in the Purchase Agreement with respect to the Company’s representations, warranties and covenants and (ii) waived and consented to any actions taken, or failure to take action, of the Company prior to the date of the Amendment that may constitute a breach or violation of or failure to comply with the Purchase Agreement, in each case, to the extent known to Endeavor as of the date of the Amendment, except for certain claims specified in the Parent Disclosure Letter. Additionally, the Company unconditionally and irrevocably (i) waived the conditions to closing in the Purchase Agreement with respect to Endeavor’s representations, warranties and covenants and (ii) waived and consented to any actions taken, or failure to take action, of Endeavor prior to the date of the Amendment that may constitute a breach or violation of or failure to comply with the Purchase Agreement, in each case, to the extent known to the Company as of the date of the Amendment, except for certain claims specified in the Parent Disclosure Letter.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto, and the full text of the Original Purchase Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Form 8-K, filed with the SEC on September 28, 2021, and the terms of which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 30, 2022, the Company issued a press release announcing the execution of the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Equity Purchase Agreement, dated as of June 30, 2022, by and among Light & Wonder, Inc., Endeavor Operating Company, LLC and Endeavor Group Holdings, Inc. *

99.1	Press Release, dated June 30, 2022, issued by Light & Wonder, Inc.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022	LIGHT & WONDER, INC.
	By:	/s/ Constance P. James
		Name:	Constance P. James
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary